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COMMON STOCK

NUMBER                                                           SHARES

BCPG
                          BEACON CAPITAL PARTNERS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                                  CUSIP 073561 10 2
THIS CERTIFICATE IS TRANSFERABLE         SEE REVERSE FOR IMPORTANT NOTICE ON
 IN BOSTON, MA OR NEW YORK, NY       TRANSFER RESTRICTIONS AND OTHER INFORMATION

--------------------------------------------------------------------------------
THIS CERTIFIES THAT


is the owner of
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  fully-paid and non-assessable shares of the COMMON STOCK, $.01 par value, of

==========================BEACON CAPITAL PARTNERS, INC.=========================

(hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and held subject to the laws of the State of Maryland and the Charter and Bylaw of the Corporation as from time to time amended (copies of which are on file with the Corporation), to all of which the holder, by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SPECIMEN
3.18.98
ABN SECOL

/s/ Nancy J. Broderick
    Treasurer


[CORPORATE SEAL]

/s/ Alan M. Leventhal
    CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:

BY   BankBoston, N.A.

TRANSFER AGENT
AND REGISTRAR,

AUTHORIZED SIGNATURE


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                          BEACON CAPITAL PARTNERS, INC.

      The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Corporation's Charter, as may be amended from time to time, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent and Registrar.

      The shares of the Corporation represented by this certificate are subject to restrictions set forth in the Corporation's Charter which prohibit in general
(a) any Person (other than a Look-Through Entity) from Beneficially Owning shares of Equity Stock in excess of the Ownership Limit, (b) any Look-Through Entity from Beneficially Owning shares of Equity Stock in excess of the Look-Through Ownership Limit and (c) any Person from acquiring or maintaining any ownership interest in the stock of the Corporation that is inconsistent with
(i) the requirements of the Code pertaining to real estate investment trusts or
(ii) the Charter of the Corporation, and the holder of this certificate by his acceptance hereof consents to be bound by such restrictions. Capitalized terms used in this paragraph and not defined herein are defined in the Corporation's Charter.

      The Corporation will furnish without charge, to each stockholder who so requests, a copy of the relevant provisions of the Charter and Bylaws of the Corporation, a copy of the provisions setting forth the designations, preferences, privileges and rights of each class of stock or series thereof that the Corporation is authorized to issue and the qualifications, limitations and restrictions of such preferences and/or rights. Any such request may be addressed to the Secretary of the Corporation or to the Transfer Agent and Registrar named on the face hereof.

      The shares of Common Stock of the Corporation represented by this certificate are subject to a Registration Rights Agreement (the "Registration Rights Agreement") by and between the Corporation and NationsBanc Montgomery Securities LLC. By its acquisition hereof, the holder of this certificate agrees to be bound by the provisions of the Registration Rights Agreement, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent and Registrar.

      This security has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold except as set forth below. By its acquisition hereof, the holder (1) represents that
(A) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (B) it is an institutional "Accredited Investor" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act), or (C) it is an individiual "Accredited Investor" (as defined in Rule 501(a)(4), (5) or (6) under the Securities Act), (2) agrees that it will not within two years after the original issuance of this security resell or otherwise transfer this security except (A) to the issuer thereof or any subsidiary thereof, (B) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (C) pursuant to an effective registration statement under the Securities Act or (D) in a transaction exempt from, or not subject to the registration requirements of the Securities Act and (3) agrees that it will give to each person to whom this security is transferred a notice substantially to the effect of this legend.

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Corporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

      The following abbreviations, when used in the inscription on the face of

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this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of
                survivorship and not as tenants
                in common
     UNIF GIFT MIN ACT--__________ Custodian__________
                           (Cust)              (Minor)

                        under Uniform Gifts to Minors
                        Act _______________
                                (State)

     Additional abbreviations may also be used though not in the above list.

For value received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated________________________

(Signature) ____________________________________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPONO WITH THE NAME AS
        WRITEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature Guaranteed: __________________________________________________________
                      ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM ("MSP") OR THE STOCK EXCHANGES MEDALLION PROGRAM ("SEMP") AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.